UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 03, 2026

KeyCorp
(Exact name of registrant as specified in charter)

Ohio	001-11302	34-6542451
State or other jurisdiction of incorporation or organization:	Commission File Number	I.R.S. Employer Identification Number:

127 Public Square,	Cleveland,	Ohio	44114-1306
Address of principal executive offices:			Zip Code:

(216) 689-3000
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $1 par value	KEY	New York Stock Exchange
Depositary Shares (each representing a 1/40th interest in a share of Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series E)	KEY PrI	New York Stock Exchange
Depositary Shares (each representing a 1/40th interest in a share of Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series F)	KEY PrJ	New York Stock Exchange
Depositary Shares (each representing a 1/40th interest in a share of Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series G)	KEY PrK	New York Stock Exchange
Depositary Shares (each representing a 1/40th interest in a share of Fixed Rate Reset Perpetual Non-Cumulative Preferred Stock, Series H)	KEY PrL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01        Other Events.

KeyCorp (the “Company”) is filing this Current Report on Form 8-K (“Form 8-K”) solely to recast certain segment financial information and related disclosures included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, originally filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2026 (the “2025 Form 10-K”). The recast information reflects a change in segment reporting implemented during the first quarter of 2026, as described below and in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the SEC on May 5, 2026 (the “1Q 2026 Form 10-Q”). The information in this Form 8-K is not an amendment or restatement of the 2025 Form 10-K.

Effective January 1, 2026, the Company revised its segment reporting presentation to reflect the residual impact of centrally managed interest rate risk within the Other segment. Previously, these amounts were included in net interest income for the Consumer Bank and Commercial Bank segments. This change aligns the Company’s segment reporting with how management evaluates performance and manages interest rate risk on a centralized basis and affects only the presentation of segment results. Prior period segment results have been recast to conform to this presentation, and there was no impact on the Company’s consolidated financial statements for any period presented.

There were also updates to certain noninterest income line items presented in Notes 23 and 25 to the consolidated financial statements to align with the Company’s established methodologies for allocating items among its operating segments. These allocation methodologies are dynamic and may be periodically refined to enhance alignment of expense base drivers, reflect changes in the risk profile of specific businesses, or respond to changes in the Company’s organizational structure.

The SEC rules require that when a registrant prepares, on or after the date a registrant reports an accounting change such as the change in segment reporting described above, a new registration, proxy, or information statement (or amends a previously filed registration, proxy, or information statement) that includes or incorporates by reference financial statements, the registrant must recast the prior period financial statements included or incorporated by reference in the registration, proxy, or information statement to reflect these types of changes. Accordingly, the Company is filing this Form 8-K to recast its consolidated financial statements for the year ended December 31, 2025, to reflect the change in segment reporting described above and in the 1Q 2026 Form 10-Q. These updates do not represent a restatement of previously issued financial statements.

Included as Exhibit 99.1 to this Form 8-K and incorporated herein by reference are Part II, Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) and Part II, Item 8 (Financial Statements and Supplementary Data) from the 2025 Form 10-K, each recast to reflect the revised segment presentation and related disclosures. The Company is also filing the Report of Independent Registered Public Accounting Firm on the Company’s consolidated financial statements for the year ended December 31, 2025, which is unchanged from the 2025 Form 10-K, other than the dual date to reflect the recast segment presentation.

The information included in this Form 8-K does not amend or restate the Company’s audited consolidated financial statements included in the 2025 Form 10-K. This Form 8-K does not reflect events occurring after the Company filed the 2025 Form 10-K and does not modify or update the disclosures therein in any way, other than as expressly noted above. For developments subsequent to the filing of the 2025 Form 10-K, please refer to the 1Q 2026 Form 10-Q. This Form 8-K should be read in conjunction with the 2025 Form 10-K and the 1Q 2026 Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

23.1	Consent of Ernst & Young LLP.

99.1
Items from the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, revised to reflect recast segment information: Part II, Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations); and Part II, Item 8 (Financial Statements and Supplementary Data).

101	Interactive data file (Inline XBRL) (filed herewith).

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYCORP

Date: June 3, 2026	/s/ Stacy L. Gilbert
Name: Stacy L. Gilbert
Title: Chief Accounting Officer
(Principal Accounting Officer)